Exhibit 2.2.1

LIST OF EXHIBITS AND SCHEDULES TO TERMINAL SALE AND PURCHASE

AGREEMENT (CENTER, HEARNE (EAST), WACO AND WASKOM) OMITTED

FROM THIS FILING

EXHIBITS

Exhibit A-1	Real Property Description for Center Terminal Sale
Exhibit A-2	Real Property Description for Hearne Terminal Sale
Exhibit A-3	Real Property Description for Waco Terminal Sale
Exhibit A-4	Real Property Description for Waskom Terminal Sale
Exhibit B	Intentionally Left Blank
Exhibit C-1	List of Personal Property Excluded From Center Terminal
Exhibit C-2	List of Personal Property Excluded From Hearne Terminal
Exhibit C-3	List of Personal Property Excluded From Waco Terminal
Exhibit C-4	Lists of Personal Property Excluded From Waskom Terminal
Exhibit D-1	Books and Records for Center Terminal Sale
Exhibit D-2	Books and Records for Hearne Terminal Sale
Exhibit D-3	Books and Records for Waco Terminal Sale
Exhibit D-4	Books and Records for Waskom Terminal Sale
Exhibit E	Material Contracts
Exhibit F-1	Permits for Center Terminal
Exhibit F-2	Permits for Hearne Terminal
Exhibit F-3	Permits for Waco Terminal
Exhibit F-4	Permits for Waskom Terminal
Exhibit G	Improvements, Equipment and Goods Located at Center, Hearne, Waco and Waskom Terminals and Not Owned by Seller
Exhibit H	Form of Special Warranty Deed - Texas
Exhibit I	Form of Bill of Sale
Exhibit J	Form of Indemnity Letter to Title Company
Exhibit K	Form of Seller’s FIRPTA Certification
Exhibit L	Form of Parent Guaranty
Exhibit M	Form of Terminaling Services Agreement
Exhibit N	Form of Assignment and Assumption Agreement
Exhibit O-1	Form of RELLC Remediation Agreement
Exhibit O-2	Form of RELLC Letter Agreement
Exhibit P	Intentionally Left Blank
Exhibit Q	Form of Joint Letter Transferring Responsibility for Remediation Activities
Exhibit R-1	Environmental Permits for Center Terminal
Exhibit R-2	Environmental Permits for Hearne Terminal
Exhibit R-3	Environmental Permits for Waco Terminal

Exhibit R-4	Environmental Permits for Waskom Terminal
Exhibit S	Form of Release for Center, Hearne, Waco, Waskom, Hebert and Aldine
Exhibit T	Non-Material or Revenue-Generating Contracts

SCHEDULES

Schedule 3.3	Allocation of Purchase Price
Schedule 5.4	Permitted Title Exceptions
Schedule 5.5	Litigation
Schedule 5.9	Material Contracts
Schedule 5.10	Exceptions to Compliance With Laws
Schedule 5.11	Exceptions to Required Consents
Schedule 7.2	Environmental Documents